Exhibit 99.1
For Release:    Immediately

Contact:	Media -
	Aidan Gormley -Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com
Financial Analysts -
	Robin J. Davenport, Vice President, Corporate Finance	216-896-2265
rjdavenport@parker.com

Stock symbol:	PH - NYSE

Parker Reports Fiscal 2017 Third Quarter Results

–	Third quarter sales increased 10% to $3.12 billion, organic sales increased 6%, order rates increased 8%

–	Total segment operating margins strong at 14.8% as reported

–	16.1% adjusted segment operating margins, a year-over-year increase of 140 bps

–	EPS increased 28% to $1.75, or an increase of 40% to $2.11, on an adjusted basis

–	Year-to-date operating cash flow strong at 9.2%, or 11.8% of sales excluding pension contribution

–	CLARCOR acquisition completed and integration underway to capture meaningful synergies

–	Fiscal 2017 full year earnings guidance increased

CLEVELAND, April 27, 2017 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today reported results for the fiscal 2017 third quarter ended March 31, 2017. Fiscal 2017 third quarter sales increased 10% to $3.12 billion compared with $2.83 billion in the prior year quarter. Net income increased 28% to $238.8 million compared with $187.1 million in the prior year quarter. Fiscal 2017 third quarter earnings per share increased 28% to $1.75, compared with $1.37 in the fiscal 2016 third quarter. Earnings per share were $2.11, when adjusted for business realignment and acquisition related expenses, compared with $1.51 in the prior year quarter, which was adjusted for business realignment expenses. Cash flow from operations for the first nine months of fiscal 2017 was $789.3 million or 9.2% of sales, compared with $704.6 million or 8.4% of sales in the prior year period. Excluding discretionary pension contributions, year-to-date cash flow from operations was 11.8% of sales compared with 10.8% of sales in the prior year period.

“Accelerated sales growth combined with the benefits of ongoing execution of our Win Strategy™ initiatives, contributed to another strong quarter for Parker across many measures,” said Chairman and Chief Executive Officer, Tom Williams. “While sales growth included the CLARCOR acquisition, we were particularly pleased that organic sales increased 6%. We drove meaningful year-over-year adjusted segment operating margin improvement of 140 basis points with total segment operating margins reaching 16.1%. With the completion of the CLARCOR acquisition, we are well underway with the integration of our two great filtration businesses designed to achieve significant synergies. We were also pleased at Parker’s ability to be a consistent generator of cash with strong year-to-date operating cash flow performance.”

Segment Results
Diversified Industrial Segment: North American third quarter sales increased 13% to $1.4 billion, and operating income increased 12% to $227.4 million compared with $202.2 million in the same period a year ago. International third quarter sales increased 11% to $1.1 billion, and operating income increased 45% to $153.0 million compared with $105.2 million in the same period a year ago.

Aerospace Systems Segment: Third quarter sales increased 3% to $577.0 million, and operating income decreased 5% to $80.0 million compared with $84.2 million in the same period a year ago.

Parker reported the following orders for the quarter ending March 31, 2017, compared with the same quarter a year ago:

•	Orders increased 8% for total Parker;

•	Orders increased 9% in the Diversified Industrial North America businesses;

•	Orders increased 13% in the Diversified Industrial International businesses; and

•	Orders were flat in the Aerospace Systems Segment on a rolling 12-month average basis.

Outlook
For the fiscal year ending June 30, 2017, the company has increased guidance for earnings from continuing operations to the range of $6.90 to $7.20 per share, or $7.70 to $8.00 per share on an adjusted basis. Fiscal year 2017 guidance is adjusted for expected business realignment expenses of approximately $0.25 per share and acquisition related expenses of approximately $0.55 per share. Full fiscal year 2017 earnings guidance has been updated to include acquisitions.

Williams added, “Our results reflect the hard work of Parker team members in executing the Win Strategy as we continue with actions targeted at achieving top quartile financial performance among our peer companies. In addition, we see broad based improvements in many end markets and regions, which is reflected in our strong order growth in the third quarter.”

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2017 third quarter results are available to all interested parties via live webcast today at 11:00

a.m. ET, on the company's investor information web site at www.phstock.com. To access the call, click on the "Live Webcast" link. From this link, users also may complete a pre-call system test and register for e-mail notification of future events and information available from Parker. A replay of the conference call will also be available at www.phstock.com for one year after the call.

Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For 100 years the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets. Parker has increased its annual dividend per share paid to shareholders for 61 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.parker.com or @parkerhannifin.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems Segment.

Note on Non-GAAP Numbers
This press release contains references to (a) earnings per share and segment operating margins without the effect of business realignment charges and acquisition related expenses; (b) the effect of business realignment charges and acquisition related expenses on forecasted earnings from continuing operations per share; and (c) cash flows from operations without the effect of discretionary pension contributions. The effects of business realignment charges, acquisition related expenses and discretionary pension contributions are removed to allow investors and the company to meaningfully evaluate changes in earnings per share, segment operating margins and cash flows from operations on a comparable basis from period to period.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

Among other factors which may affect future performance and earnings projections are: economic conditions within the company’s key markets, and the company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance of the Company are, as applicable: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions, including the integration of CLARCOR; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

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PARKER HANNIFIN CORPORATION - MARCH 31, 2017				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands except per share amounts)	2017	2016	2017	2016

Net sales	$3,119,139	$2,828,665	$8,533,074	$8,403,603
Cost of sales	2,383,790	2,209,401	6,534,280	6,550,929
Gross profit	735,349	619,264	1,998,794	1,852,674
Selling, general and administrative expenses	392,036	335,908	1,051,583	1,020,788
Interest expense	42,057	33,745	109,649	103,802
Other (income), net	(13,807)	(23,382)	(90,468)	(50,438)
Income before income taxes	315,063	272,993	928,030	778,522
Income taxes	76,216	85,851	237,545	213,217
Net income	238,847	187,142	690,485	565,305
Less: Noncontrolling interests	174	58	378	261
Net income attributable to common shareholders	$238,673	$187,084	$690,107	$565,044

Earnings per share attributable to common shareholders:
Basic earnings per share	$1.79	$1.39	$5.17	$4.16
Diluted earnings per share	$1.75	$1.37	$5.09	$4.12

Average shares outstanding during period - Basic	133,232,378	134,809,610	133,410,622	135,675,823
Average shares outstanding during period - Diluted	136,102,974	136,552,769	135,527,195	137,311,848

Cash dividends per common share	$0.66	$0.63	$1.92	$1.89

RECONCILIATION OF EARNINGS PER DILUTED SHARE TO ADJUSTED EARNINGS PER DILUTED SHARE
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Earnings per diluted share	$1.75	$1.37	$5.09	$4.12
Adjustments:
Business realignment charges	0.09	0.14	0.19	0.44
Acquisition-related expenses	0.27	—	0.36	—
Adjusted earnings per diluted share	$2.11	$1.51	$5.64	$4.56

PARKER HANNIFIN CORPORATION - MARCH 31, 2017				Exhibit 99.1
BUSINESS SEGMENT INFORMATION
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2017	2016	2017	2016
Net sales
Diversified Industrial:
North America	$1,413,302	$1,247,904	$3,701,326	$3,695,008
International	1,128,886	1,019,776	3,149,777	3,050,687
Aerospace Systems	576,951	560,985	1,681,971	1,657,908
Total net sales	$3,119,139	$2,828,665	$8,533,074	$8,403,603
Segment operating income
Diversified Industrial:
North America	$227,419	$202,180	$612,043	$568,509
International	152,995	105,161	417,708	329,823
Aerospace Systems	79,967	84,238	225,764	240,005
Total segment operating income	460,381	391,579	1,255,515	1,138,337
Corporate general and administrative expenses	45,747	42,322	120,707	126,583
Income before interest expense and other expense	414,634	349,257	1,134,808	1,011,754
Interest expense	42,057	33,745	109,649	103,802
Other expense	57,514	42,519	97,129	129,430
Income before income taxes	$315,063	$272,993	$928,030	$778,522

RECONCILIATION OF TOTAL SEGMENT OPERATING MARGIN TO ADJUSTED TOTAL SEGMENT OPERATING MARGIN
(Unaudited)
	Three Months Ended		Three Months Ended
	March 31, 2017		March 31, 2016
	Operating income	Operating margin	Operating income	Operating margin
Total segment operating income	$460,381	14.8%	$391,579	13.8%
Adjustments:
Business realignment charges	16,318		25,030
Acquisition-related expenses	26,226		—
Adjusted total segment operating income	$502,925	16.1%	$416,609	14.7%

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2017
CONSOLIDATED BALANCE SHEET
(Unaudited)	March 31,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016
Assets
Current assets:
Cash and cash equivalents	$819,563	$1,221,653	$1,034,971
Marketable securities and other investments	36,758	882,342	1,069,658
Trade accounts receivable, net	1,869,303	1,593,920	1,587,785
Non-trade and notes receivable	235,924	232,183	245,248
Inventories	1,538,644	1,173,329	1,248,213
Prepaid expenses	118,962	104,360	124,025
Total current assets	4,619,154	5,207,787	5,309,900
Plant and equipment, net	1,945,739	1,568,100	1,598,758
Deferred income taxes	65,152	605,155	379,541
Goodwill	5,508,712	2,903,037	2,948,284
Intangible assets, net	2,338,364	922,571	961,206
Other assets	848,212	827,492	831,880
Total assets	$15,325,333	$12,034,142	$12,029,569

Liabilities and equity
Current liabilities:
Notes payable	$776,159	$361,787	$576,548
Accounts payable	1,209,351	1,034,589	999,159
Accrued liabilities	904,297	841,915	801,716
Accrued domestic and foreign taxes	158,634	127,597	118,802
Total current liabilities	3,048,441	2,365,888	2,496,225
Long-term debt	5,255,156	2,652,457	2,651,906
Pensions and other postretirement benefits	1,787,311	2,076,143	1,483,641
Deferred income taxes	159,666	54,395	68,108
Other liabilities	327,033	306,581	302,706
Shareholders' equity	4,742,139	4,575,255	5,023,612
Noncontrolling interests	5,587	3,423	3,371
Total liabilities and equity	$15,325,333	$12,034,142	$12,029,569

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2017
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Nine Months Ended March 31,
(Dollars in thousands)	2017	2016

Cash flows from operating activities:
Net income	$690,485	$565,305
Depreciation and amortization	236,543	231,777
Stock incentive plan compensation	60,916	53,735
(Gain) on sale of business	(42,994)	(10,668)
Loss on disposal of assets	513	76
(Gain) on sale of marketable securities	(1,032)	(535)
Net change in receivables, inventories, and trade payables	(35,469)	(19,661)
Net change in other assets and liabilities	(169,403)	(115,201)
Other, net	49,734	(262)
Net cash provided by operating activities	789,293	704,566
Cash flows from investing activities:
Acquisitions (net of cash of $157,426 in 2017 and $3,814 in 2016)	(4,067,755)	(67,552)
Capital expenditures	(145,236)	(110,804)
Proceeds from sale of plant and equipment	8,452	14,112
Proceeds from sale of business	85,610	24,325
Purchases of marketable securities and other investments	(451,561)	(1,188,594)
Maturities and sales of marketable securities and other investments	1,264,721	974,417
Other, net	(2,590)	(40,364)
Net cash (used in) investing activities	(3,308,359)	(394,460)
Cash flows from financing activities:
Net payments for common stock activity	(262,248)	(464,367)
Net proceeds from debt	2,687,761	305,555
Dividends	(257,161)	(256,890)
Net cash provided by (used in) financing activities	2,168,352	(415,702)
Effect of exchange rate changes on cash	(51,376)	(40,017)
Net (decrease) in cash and cash equivalents	(402,090)	(145,613)
Cash and cash equivalents at beginning of period	1,221,653	1,180,584
Cash and cash equivalents at end of period	$819,563	$1,034,971

RECONCILIATION OF CASH FLOW FROM OPERATIONS TO ADJUSTED CASH FLOW FROM OPERATIONS
(Unaudited)	Nine Months Ended
	March 31, 2017	Percent of Sales
As reported cash flow from operations	$789,293	9.2%
Discretionary pension contribution	220,000
Adjusted cash flow from operations	$1,009,293	11.8%

	Nine Months Ended
	March 31, 2016	Percent of Sales
As reported cash flow from operations	$704,566	8.4%
Discretionary pension contribution	200,000
Adjusted cash flow from operations	$904,566	10.8%

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2017
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE
(Unaudited)
(Amounts in dollars)
	Fiscal Year 2017
Forecasted earnings per diluted share	$6.90 to $7.20
Adjustments:
Business realignment charges	0.25
Acquisition-related expenses	0.55
Adjusted forecasted earnings per diluted share	$7.70 to $8.00